UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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FILED BY PARTY OTHER THAN THE REGISTRANT [ ]

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               [ ] Preliminary Information Statement

               [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

               [X] Definitive Information Statement

ARS NETWORKS, INCORPORATED.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Sydney A. Harland
(NAME OF PERSON(S) FILING STATEMENT)

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ARS NETWORKS, INCORPORATED
100 Walnut Street
Champlain, New York, 12919

February 18, 2003

To Our Stockholders:

        The purpose of this information statement (this "Information Statement") is to inform the holders of record of shares of the common stock, par value $0.001 per share (the "Common Stock") of ARS Networks, Incorporated ("ARS" or "the Company"), as of the close of business on February 18, 2003 (the "Record  Date"), that the Board of Directors of the Company have recommended and that a majority stockholders of the Company intend to vote in favor of effecting a reverse split of the Company's common stock by a ratio of one post consolidation share for each 50 pre consolidation shares held by the stockholders.

        The consenting stockholders, holding 79,933,950 shares of common stock represented approximately 63.9% of our outstanding voting common stock as of the Record Date will consent to the above action.  Therefore, no special meeting of stockholders will be held.

        We Are Not Asking for a Proxy and You Are Requested Not to Send Us a Proxy.

        This information statement is being mailed on or about March 1, 2003 to all stockholders of record as of the Record Date.

        We appreciate your continued interest in ARS Networks, Incorporated.

Very truly yours,

/s/ Sydney A. Harland

Sydney A. Harland,
President and Chief Executive Officer

ARS NETWORKS, INCORPORATED
100 Walnut Street
Champlain, New York, 12919

INFORMATION STATEMENT

        This Information Statement is furnished to the holders of record at the close of business on February 18, 2003 (the "Record Date") of the outstanding common stock of ARS Networks, Incorporated (the "Company") pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with an action that a majority of the stockholders of the Company intend to take by written consent on or about March 20, 2003, which will effect a reverse split of the Company's common stock by a ratio of one post-consolidation share for each 50 pre-consolidation shares held by the stockholders.

        This Information Statement will be sent on or about March 1, 2003 to the Company's stockholders of record who do not sign the majority written consent described herein.

        Outstanding Stock and Voting Rights.  In accordance with our Bylaws, our Board of Directors has fixed the close of business on February 18, 2003 as the Record Date for determining the stockholders entitled to notice of the above noted action.  The approval of the reverse split of shares of issued shares of the Common Stock requires the affirmative vote of a majority of the shares of our Common Stock issued and outstanding at the time the vote is taken.  As of the Record Date, 125,000,294 shares of the Common Stock were issued and outstanding.  Each share of the Common Stock outstanding entitles the holder to one vote on all matters brought before the stockholders.  The quorum necessary to conduct business of the stockholders consists of a majority of the outstanding shares of the Common Stock outstanding as of the Record Date.

        Three officers and directors of the Company, either individually or though affiliates, own an aggregate of 79,933,950 shares of the Common Stock, representing approximately 63.9 percent of our outstanding voting Common Stock on the Record Date.  That ownership gives voting power of all of the Company's issued and outstanding Common Stock.  The stockholders who will sign the written consent to the above action own sufficient shares of the Common Stock to approve the above-described proposal without the vote of any other stockholder of the Company.  Accordingly, the Company is not asking its stockholders for a proxy and stockholders are requested not to send a proxy.

BACKGROUND

        The Company was incorporated under the laws of the State of New Hampshire on May 4, 1998 under the name of Ameri-can Railway Systems Inc.  In March 2000, the Company changed its name to ARS Networks, Incorporated.  The Company's principal business was the development and sale of an automated railway crossing system.  In 2000, the Company acquired 100 percent of the outstanding common stock of T&T Diesel Power Limited and sold this investment in January 2003.  The Company has not had any sales revenue from the railway crossing product since the inception of the Company in 1998.

Actions by the Directors and Consenting Stockholders

        General.  The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

        The Company will only deliver one Information Statement to multiple security holders sharing an address, unless the Company has received contrary instructions from one or more of the security holders.  The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to ARS Networks, Incorporated, 100 Walnut Street, Champlain, New York, 12919.

        Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting the Company at the address listed above.

        Information on Consenting Stockholders.  Pursuant to the Company's Bylaws and the State of New Hampshire corporate law, a vote by the holders of at least a majority of the Company's outstanding capital stock is required to effect the action described herein.  Information regarding the beneficial ownership of common shares by management and the Board of Directors is noted below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information regarding the beneficial ownership of all shares of our Common Stock as of the Record Date, by:

  Each person who beneficially owns more than five percent of the outstanding shares of our common stock;
  Each director of the Company;
  Each named executive officer; and
  All directors and officers as a group.
Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2) Number Percent

Sydney A. Harland (3)..................................................................................
Mark P. Miziolek (4)......................................................................................
Ronald A. Moodie (5)...................................................................................
Warwick A. Tranter (6).................................................................................
Andrew E. Mercer (7)....................................................................................
Richard D. Mangiarelli (8)..............................................................................
  All directors and officers as a group (six persons)..........................................
_____________

	48,429,382 20,227,975 11,226,593 191,000 -0- -0- 80,124,950	38.75 16.18 9.02 0.15 -0- -0- 64.10

(1)    Unless otherwise indicated, the address for each of these stockholders is c/o ARS Networks, Incorporated, 100 Walnut Street, Champlain, New York, 12919.  Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common stock beneficially owned.

(2)    Beneficial ownership is determined in accordance with the rules of the SEC.  The total number of outstanding shares of the Common Stock on the Record Date is 125,000,294.

(3)    Mr. Harland is President and Chief Executive Officer, a director and a founder of the Company.

(4)    Mr. Miziolek is the Vice President and Chief Financial Officer of the Company and a director.

(5)    Mr. Moodie is the Corporate Secretary and a director of the Company.

(6)    Mr. Tranter is a director of the Company.

(7)    Mr. Mercer is a director of the Company.

(8)    Mr. Mangiarelli is a director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities.  Officers, directors and greater than 10 percent stockholders are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file.  All such persons have filed all required reports.

Form 10-KSB Annual Report and Other Information

        Our Annual Report on Form 10-KSB for the year ended January 31, 2002, and Financial Information from our Quarterly Report for the Period Ended October 31, 2002 are incorporated herein by reference.

SUMMARY OF REVERSE STOCK SPLIT

        Below is a brief summary of the reverse stock split:

  The issued and outstanding Common Stock shall be reduced on the basis of one post-consolidation share of the Common Stock for every 50 pre-consolidation shares of the Common Stock outstanding.  The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

  Stockholders of record of the Common Stock as of, March 26, 2003 shall have their total shares reduced on the basis of one post-consolidation share of Common Stock for every 50 pre-consolidation shares outstanding.

  As a result of the reduction of the Common Stock the pre-consolidation total of issued and outstanding shares of 125,000,294 shall be consolidated to a total of, 2,500,006 post-consolidation issued and outstanding shares.

  There will be no change to the Company's authorized share capital.

        The Board of Directors believes that by reducing the number of shares of the Common Stock outstanding the trading price of our Common Stock will increase.  The Board of Directors believes that the higher share price that might initially result from the Reverse Stock Split could help generate interest in the Company among investors and thereby assist the Company in raising future capital to fund its operations or make acquisitions.  The effect of the Reverse Stock Split upon the market price for the Common Stock cannot be predicted.  There can be no assurance that the market price per post consolidation share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding resulting from the Reverse Stock Split.  The market price of the Common Stock may also be based on Company performance and other factors, some of which may be unrelated to the number of shares outstanding.

        There will be no change in the authorized share capital of 500,000,000 common shares resulting in a possible dilutive effect on the percentage of stock owned by each individual shareholder as the Company may issue additional shares to fund operations or make acquisitions. The Board may have the authority to issue additional shares without shareholder approval.

        The Company has had preliminary discussions regarding potential acquisitions that would provide revenue to ARS. The Company has not entered into any agreements at this point in time pending further review of the products and the potential benefits that these may provide to ARS. Further, the Company believes that the risk of an unwanted takeover is possibly reduced by the significant amount of authorized capital being available to the company.

        The Reverse Stock Split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of the stockholders owning a fractional share.  Any fraction of a share that a holder would otherwise receive as a result of the share consolidation will be rounded up to the nearest whole share if the fraction is equal to 0.5 or greater, and, any fraction of a share that is less than 0.5 shall be rounded down to nearest whole share.

Dissenter's Rights

        No action was taken in connection with the proposals by the Company's board of directors or the voting stockholders for which New Hampshire law, the Company's Articles of Incorporation or Bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

By Order of the Board of Directors,

/s/ Sydney A. Harland
Sidney A. Harland,
President and Chief Executive Officer